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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------


                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  American Express                                 American Express Receivables
   Centurion Bank                                    Financing Corporation II
  -----------------------------------------------------------------------------
   (Exact name of co-registrants as specified in their respective charters)

          Utah                                               Delaware
 ---------------------                                ----------------------
(State of incorporation                              (State of incorporation
    or organization)                                     or organization)

       11-2869526                                           13-3854638
 ---------------------                                ----------------------
    (I.R.S. Employer                                     (I.R.S. Employer
  Identification No.)                                   Identification No.)

                                                      World Financial Center
 6985 Union Park Center                                  200 Vesey Street
     Midvale, Utah                                      New York, New York
----------------------                                -----------------------
 (Address of principal                                (Address of principal
   executive offices)                                   executive offices)

         84047                                                 10285
      -----------                                           -----------
       (Zip Code)                                           (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:
                                     None

       Securities to be registered pursuant to Section 12(g) of the Act:

                 American Express Credit Account Master Trust
             Class A Series 1999-1 5.60% Asset Backed Certificates

             Class B Series 1999-1 5.85% Asset Backed Certificates
            ------------------------------------------------------
                               (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

                  The description of the Class A Series 1999-1 5.60% Asset Backed Certificates and Class B Series 1999-1 5.85% Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated April 13, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Prospectus Supplement, dated April 13, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 2.           Exhibits

          Exhibit 4.1         Pooling and Servicing Agreement, dated as of
                              May 16, 1996 (incorporated by reference to
                              Registration Statement No. 33-95784 filed on May 30, 1996).

          Exhibit 4.2 Series 1999-1 Supplement to the Pooling and Servicing Agreement, dated as of April 21, 1999.

          Exhibit 4.3 Prospectus dated April 13, 1999 and Prospectus Supplement, dated April 13, 1999, as filed with the Securities and Exchange Commission on April 19, 1999 pursuant to Rule 424(b)(2).

          Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-1 5.60% Asset Backed Certificates and the Class B Series 1999-1 5.85% Asset Backed Certificates.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             AMERICAN EXPRESS CENTURION BANK

                                             By: /s/ Robert D. Kraus
                                                 -----------------------------
                                             Name:  Robert D. Kraus
                                             Title: Assistant Secretary

                                             AMERICAN EXPRESS RECEIVABLES
                                             FINANCING CORPORATION II

                                             By: /s/ Leslie R. Scharfstein
                                                 -----------------------------
                                             Name:  Leslie R. Scharfstein
                                             Title: President
Date: April 21, 1999

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                               INDEX TO EXHIBITS

Exhibit
Number                               Exhibit
-------                              -------

Exhibit 4.1         Pooling and Servicing Agreement, dated as of
                    May 16, 1996 (incorporated by reference to
                    Registration Statement No. 33-95784 filed on May
                    30, 1996).

Exhibit 4.2         Series 1999-1 Supplement to the Pooling and
                    Servicing Agreement, dated as of April 21, 1999.

Exhibit 4.3         Prospectus dated April 13, 1999 and
                    Prospectus Supplement, dated April 13, 1999, as filed with the Securities and Exchange
                    Commission on April 19, 1999 pursuant to Rule
                    424(b)(2).

Exhibit 5.1         Form of specimens of certificates
                    representing the Class A Series 1999-1 5.60%
                    Asset Backed Certificates and the Class B Series 1999-1 5.85% Asset Backed Certificates.